From: CHRIS SPRINGER, BANC OF AMERICA SECU
At:  9/30 14:42

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through
Certificates, Series 2005-5 $1.962B** NEW ISSUE CMBS

Bookrunner/Co-LD:     Banc of America Securities LLC
Co-Lead Mgr:          Barclays Capital Inc
Co-Managers:          Deutsche Bank Securities Inc./Morgan Stanley
Rating Agencies:      S&P and Moody's

Expected Timing
Settlement          -  October 13, 2005
Dated Date          -  October 1, 2005
Legal Final         -  October 10, 2045
1st Coupon Pay Date -  November 10, 2005

Class     Size($mm)      (S&P/M)        Wal     Sprd       Yld         Cpn     Mod Dur        Px         Cusip

A-1         65.5         AAA/Aaa        3.10    S+12      4.7193      4.7160    2.777     100.002097   05947U2M9
A-2        245.0         AAA/Aaa        4.90    S+26      4.9068      5.0010    4.255     100.500231   05947U2N7
A-3A       115.0         AAA/Aaa        6.50    S+37      5.0582      5.1200    5.410     100.505321   05947U2P2
A-3B        50.0         AAA/Aaa        6.70    S+39      5.0825      5.4015*   5.520     101.390749   05947U3Y2
A-SB        99.1         AAA/Aaa        7.33    S+29      4.9992      5.0510    5.966     100.503029   05947U2Q0
A-4        799.1         AAA/Aaa        9.80    S+31      5.0860      5.1150    7.540     100.505795   05947U2R8
A-M        196.2         AAA/Aaa        9.91    S+37      5.1489      5.1760    7.582     100.502727   05947U2S6
A-J        120.2         AAA/Aaa        9.91    S+42      5.1989      5.3315*   7.562     100.503883   05947U2T4
B           41.7          AA/Aa2        9.91    S+49      5.2689      5.4015*   7.536     100.511726   05947U2V9
C           19.6         AA-/Aa3        9.91    S+52      5.2989      5.4015*   7.532     100.284394   05947U2W7
D           36.8           A/A2         9.99    S+58      5.3611      5.4015*   7.570      99.815231   05947U2X5
XP        1909.8         AAA/Aaa                T+67      4.8737      0.2400                0.622319   05947U2U1

XP is Notional Balance

**  3 loans were dropped and class sizes were adjusted
    #58957 Oak Tree Village - $7,210,000
    #59216 Country Club Shopping Ctr - $5,850,000
    #59170 Brookshire Brothers - $1,897,926
*   WAC or WAC-Strip

This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC,and Barclay Capital Inc. and their affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer.
Information herein will be superseded by information in the final prospectus, copies of which may be obtained from Steve Hogue/Peter Cookson at Bank of
America Securities LLC, 214 North Tryon Street, Charlotte, NC 28255 or Craig
Leonard/Brian Dixon at Barclay Capital Inc., 200 Park Avenue, 5th Floor, New
York, NY 10166. The securities may not be sold, and offers to buy may not be accepted, until a final Prospectus Supplement can be delivered. Such securities may not be suitable for all investors.

This message is for information purposes only and we are not soliciting any action based upon it. The information herein is believed reliable but it should not be relied upon as such and is subject to change without notice. BAS and its affiliates may acquire, hold or sell positions in the securities or instruments mentioned herein or in related derivatives and may have an investment banking or banking relationship with issuers of securities or instruments mentioned herein.
You are encouraged to review the disclaimers contained in our research and other reports. 144A securities are for QIBS only. Further information may be available upon request. Derivatives may not be suitable for all investors.